Exhibit 99.1

Orthofix Reports Fourth Quarter and Full Year 2023 Results

Recent Highlights

•
Fourth quarter 2023 net sales of $200.4 million, an increase of 64% on a reported basis and 7% on a pro forma constant currency basis
•
Bone Growth Therapies net sales growth of 15% for the fourth quarter of 2023, marking four consecutive quarters with double-digit net sales increases, representing the strongest quarter of Bone Growth Therapies sales in the history of Orthofix
•
U.S. Orthopedic net sales growth of 11% for the full year 2023
•
U.S. spine fixation1 net sales growth of 13.5% in Q4 2023 with net distributor additions since the third quarter of 2023
•
Fourth quarter 2023 net loss of $22 million; Non-GAAP Adjusted EBITDA of $20 million, or 10% of sales, representing 96% growth over the fourth quarter of 2022
•
Achieved $32 million in annualized merger-related synergies for the full year ended December 31, 2023

LEWISVILLE, Texas — March 5, 2024 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the fourth quarter and year ended December 31, 2023, and issued guidance for the full year 2024.

Fourth quarter net sales were $200.4 million, an increase of 64% on a reported basis and 7% on a pro forma constant currency basis. Net loss was $(22.2) million and earnings per share ("EPS") was $(0.59) on a reported basis, representing an improvement of 19% when compared to pro forma results for the prior year period. Non-GAAP adjusted EBITDA was $19.6 million for the fourth quarter, representing 96% growth over pro forma results for the fourth quarter of 2022.

Full year net sales were $746.6 million, an increase of 62% on a reported basis and 6% on a pro forma constant currency basis. Net loss was $(151.4) million and EPS was $(4.12). Non-GAAP adjusted EBITDA was $46.3 million for the full year, representing 69% growth over pro forma results for the full year of 2022.

“We are pleased to report another quarter of strong performance as Orthofix completes its first full year as a combined company with SeaSpine. We delivered accelerated growth exiting 2023 and demonstrated resilience, increased internal efficiencies and cost synergies,” said Massimo Calafiore, President and Chief Executive Officer of Orthofix. “I am thrilled to join Orthofix at such a pivotal moment in the Company’s story, wherein the business fundamentals are strong, we are well positioned to deliver profitable growth in 2024, and we are continuing to accelerate our leverage on revenue. After reflecting on my first two months in this role, it is evident that Orthofix’s balanced and complementary product mix offers a differentiated advantage across multiple markets. I look forward to leveraging that unique portfolio platform to drive future value through profitable growth.”

1 Spine fixation is comprised of the Company's Spinal Implants product category, excluding motion preservation product offerings

Financial Results Overview

Fourth Quarter 2023 Net Sales and Financial Results

The following table provides net sales by major product category by reporting segment on a reporting basis:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$58.8	$51.0	15.3%	15.3%
Spinal Implants, Biologics, and Enabling Technologies	111.0	42.5	161.2%	160.7%
Global Spine	169.8	93.5	81.6%	81.4%
Global Orthopedics	30.6	28.7	6.8%	2.7%
Net sales	$200.4	$122.2	64.0%	62.9%

Further, the following table provides net sales by major product category by reporting segment on a pro forma basis:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$58.8	$51.0	15.3%	15.3%
U.S. Spinal Implants, Biologics and Enabling Technologies	100.6	96.4	4.4%	4.4%
International Spinal Implants, Biologics, and Enabling Technologies	10.4	10.3	0.7%	0.1%
Total Spinal Implants, Biologics, and Enabling Technologies	111.0	106.7	4.0%	4.0%
Global Spine	169.8	157.7	7.7%	7.6%
Global Orthopedics	30.6	28.7	6.8%	2.7%
Net sales	$200.4	$186.4	7.5%	6.9%

Gross margins were 68.2% for the fourth quarter ended December 31, 2023 and were 72.2% on a non-GAAP adjusted basis compared to pro-forma non-GAAP adjusted gross margin of 68.9% in the prior year period.

Net loss was $(22.2) million, or $(0.59) per share, compared to pro forma net loss of $(26.0) million, or $(0.73) per share in the prior year period. Non-GAAP adjusted EBITDA was $19.6 million, or 9.8% of net sales, compared to pro forma non-GAAP adjusted EBITDA of $10.0 million, or 5.4% of pro forma net sales, in the prior year period.

Full Year 2023 Net Sales and Financial Results

The following table provides net sales by major product category by reporting segment on a reporting basis:

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$212.5	$187.2	13.5%	13.5%
Spinal Implants, Biologics, and Enabling Technologies	418.8	166.0	152.4%	152.4%
Global Spine	631.3	353.2	78.8%	78.7%
Global Orthopedics	115.3	107.5	7.2%	5.2%
Net sales	$746.6	$460.7	62.1%	61.6%

Further, the following table provides net sales by major product category by reporting segment on a pro forma basis:

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$212.5	$187.2	13.5%	13.5%
U.S. Spinal Implants, Biologics and Enabling Technologies	379.4	352.5	7.6%	7.6%
International Spinal Implants, Biologics, and Enabling Technologies	39.4	53.6	(26.5%)	(26.6%)
Total Spinal Implants, Biologics, and Enabling Technologies**	418.8	406.0	3.1%	3.1%
Global Spine	631.3	593.3	6.4%	6.4%
Global Orthopedics	115.3	107.5	7.2%	5.2%
Net sales***	$746.6	$700.8	6.5%	6.2%

** Pro forma net sales for 2022 for Spinal Implants, Biologics, and Enabling Technologies include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth for this product category was 6.3% on a pro forma reported basis and pro forma constant currency basis.

*** Pro forma net sales for 2022 include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth was 8.4% on a pro forma reported basis and 8.1% on a pro forma constant currency basis.

Gross margins were 65.1% and were 71.4% on a non-GAAP adjusted basis compared to pro forma non-GAAP adjusted gross margin of 68.7% in the prior year.

Net loss was $(151.4) million, or $(4.12) per share, compared to pro forma net loss of $(84.8) million, or $(2.39) per share in the prior year. Non-GAAP adjusted EBITDA was $46.3 million, or 6.2% of net sales, compared to pro forma non-GAAP adjusted EBITDA of $27.4 million, or 3.9% of pro forma net sales, in the prior year period.

Liquidity

As of December 31, 2023, cash, cash equivalents, and restricted cash totaled $37.8 million compared to $50.7 million on December 31, 2022. As of December 31, 2023, the Company had $100.0 million in borrowings outstanding under its four year $150.0 million Financing Agreement. The Company subsequently borrowed an additional $15.0 million in January 2024.

Business Outlook

The Company is providing 2024 full year guidance as follows:

•
Net sales to range between $785 million to $795 million, representing implied growth of 5% to 7% year-over-year on a constant currency basis. These expectations are based on the current foreign currency exchange rates and do not take into account any additional potential exchange rate changes that may occur this year.
•
Non-GAAP adjusted EBITDA of $62 million to $67 million, representing a $15.7 million to $20.7 million increase, over the full year 2023
•
Exit Q4 2024 free cash flow positive

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the year ended December 31, 2023. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S. and Canada, and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S. and Canada, and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in more than 60 countries worldwide.

The Company is headquartered in Lewisville, Texas and has primary offices in Carlsbad, CA, with a focus on spine and biologics product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for orthopedics. The combined company’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France, and São Paulo, Brazil. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales and adjusted EBITDA for the year ended December 31, 2024. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”). Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii)

risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to recruit and retain management and key personnel, (vii) global economic instability and potential supply chain disruption caused by Russia’s invasion of Ukraine and resulting sanctions, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP income (loss) before income taxes, the closest comparable GAAP measures to Adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating Adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contact
Louisa Smith, Gilmartin Group
ir@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(U.S. Dollars, in thousands, except share and per share data)	2023	2022	2023	2022
	(Unaudited)
Net sales	$200,415	$122,229	$746,641	$460,713
Cost of sales	63,785	33,053	260,368	123,544
Gross profit	136,630	89,176	486,273	337,169
Sales and marketing	97,749	59,324	385,736	228,810
General and administrative	34,535	25,470	144,659	79,966
Research and development	18,941	13,152	80,231	49,065
Acquisition-related amortization and remeasurement	3,720	2,274	14,757	(7,404)
Operating loss	(18,315)	(11,044)	(139,110)	(13,268)
Interest expense, net	(4,500)	(229)	(8,631)	(1,288)
Other income (expense), net	766	4,286	(938)	(3,150)
Loss before income taxes	(22,049)	(6,987)	(148,679)	(17,706)
Income tax expense	(125)	(75)	(2,716)	(2,043)
Net loss	$(22,174)	$(7,062)	$(151,395)	$(19,749)

Net loss per common share:
Basic	$(0.59)	$(0.35)	$(4.12)	$(0.98)
Diluted	(0.59)	(0.35)	(4.12)	(0.98)
Weighted average number of common shares (in millions):
Basic	37.3	20.2	36.7	20.1
Diluted	37.3	20.2	36.7	20.1

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	December 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$33,107	$50,700
Restricted cash	4,650	—
Accounts receivable, net of allowances of $7,130 and $6,419, respectively	128,098	82,857
Inventories	222,166	100,150
Prepaid expenses and other current assets	32,422	22,283
Total current assets	420,443	255,990
Property, plant, and equipment, net	159,060	58,229
Intangible assets, net	117,490	47,388
Goodwill	194,934	71,317
Other long-term assets	33,388	25,705
Total assets	$925,315	$458,629
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$58,357	$27,598
Current portion of long-term debt	1,250	—
Current portion of finance lease liability	708	652
Other current liabilities	104,908	55,374
Total current liabilities	165,223	83,624
Long-term debt	93,107	—
Long-term portion of finance lease liability	18,532	19,239
Other long-term liabilities	49,723	18,906
Total liabilities	326,585	121,769
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 37,165 and 20,162 issued and outstanding as of December 31, 2023 and 2022, respectively	3,717	2,016
Additional paid-in capital	746,450	334,969
Retained earnings (accumulated deficit)	(150,144)	1,251
Accumulated other comprehensive loss	(1,293)	(1,376)
Total shareholders’ equity	598,730	336,860
Total liabilities and shareholders’ equity	$925,315	$458,629

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Gross profit	$136,630	$89,176	$38,515	$127,691
Share-based compensation expense	462	217	102	319
SeaSpine merger-related costs	214	—	—	—
Strategic investments	125	439	—	439
Acquisition-related fair value adjustments	7,037	—	—	—
Amortization/Depreciation of Acquired Long-Lived Assets	372	—	—	—
Medical device regulation	(72)	1	—	1
Adjusted gross profit	$144,768	$89,833	$38,617	$128,450
Adjusted gross margin	72.2%	73.5%	60.2%	68.9%

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Gross profit	$486,273	$337,169	$141,834	$479,003
Share-based compensation expense	1,878	827	365	1,192
SeaSpine merger-related costs	6,861	—	—	—
Strategic investments	389	1,334	—	1,334
Acquisition-related fair value adjustments	36,044	—	208	208
Amortization/Depreciation of Acquired Long-Lived Assets	1,196	—	—	—
Medical device regulation	604	15	—	15
Adjusted gross profit	$533,245	$339,345	$142,407	$481,752
Adjusted gross margin	71.4%	73.7%	59.3%	68.7%

Adjusted EBITDA

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Loss before income taxes	$(22,049)	$(6,987)	$(20,287)	$(27,274)
Interest expense, net	4,500	229	202	431
Depreciation and amortization	13,969	7,421	4,349	11,770
Share-based compensation expense	3,167	4,923	3,412	8,335
Foreign exchange impact	(2,638)	(4,195)	(147)	(4,342)
SeaSpine merger-related costs	2,261	9,073	2,616	11,689
Strategic investments	389	771	(16)	755
Acquisition-related fair value adjustments	6,486	200	—	200
(Gain) loss on investments	1,781	—	—	—
Litigation and investigation costs	8,842	337	1,066	1,403
Medical device regulation	1,927	3,481	—	3,481
Business interruption - COVID-19	—	513	—	513
Succession charges	1,006	—	—	—
Spinal set instrument replacement expense	—	—	2,630	2,630
European sales and marketing organization restructuring	—	—	426	426
Adjusted EBITDA	$19,641	$15,766	$(5,749)	$10,017

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Loss before income taxes	$(148,679)	$(17,706)	$(67,324)	$(85,030)
Interest expense, net	8,631	1,288	644	1,932
Depreciation and amortization	53,063	29,019	17,187	46,206
Share-based compensation expense	35,707	18,443	13,584	32,027
Foreign exchange impact	(1,581)	3,291	387	3,678
SeaSpine merger-related costs	36,623	12,010	4,028	16,038
Strategic investments	2,272	4,018	362	4,380
Acquisition-related fair value adjustments	33,393	(15,595)	208	(15,387)
(Gain) loss on investments	1,781	188	—	188
Litigation and investigation costs	14,453	803	1,610	2,413
Medical device regulation	9,446	10,261	—	10,261
Business interruption - COVID-19	—	2,387	—	2,387
Succession charges	1,176	146	—	146
Spinal set instrument replacement expense	—	—	7,179	7,179
European sales and marketing organization restructuring	—	—	984	984
Adjusted EBITDA	$46,285	$48,553	$(21,151)	$27,402

Cash Flow and Free Cash Flow

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Net cash from operating activities	$(45,753)	$(11,538)	$(38,157)	$(49,695)
Net cash from investing activities	(33,131)	(24,534)	(40,325)	(64,859)
Net cash from financing activities	65,322	(78)	24,654	24,576
Effect of exchange rate changes on cash	619	(997)	140	(857)
Net change in cash, cash equivalents, and restricted cash	$(12,943)	$(37,147)	$(53,688)	$(90,835)

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Net cash from operating activities	$(45,753)	$(11,538)	$(38,157)	$(49,695)
Capital expenditures	(62,050)	(23,160)	(37,752)	(60,912)
Free cash flow	$(107,803)	$(34,698)	$(75,909)	$(110,607)

Net Income and EPS

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Net loss	$(22,174)	$(7,062)	$(18,958)	$(26,020)
Weighted average shares outstanding (in millions)	37.3	20.2	15.4	35.6
EPS	$(0.59)	$(0.35)	$(1.23)	$(0.73)

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2023	Orthofix 2022	SeaSpine 2022	Pro Forma 2022
Net loss	$(151,395)	$(19,749)	$(65,009)	$(84,758)
Weighted average shares outstanding	36.7	20.1	15.4	35.5
EPS	$(4.12)	$(0.98)	$(4.22)	$(2.39)

Source

Orthofix Medical Inc.